Rescission Election Form

Exhibit 99.1

RESCISSION ELECTION FORM
TO BE SUBMITTED PURSUANT TO ELECTION TO RESCIND OR CONTINUE
INVESTMENT IN MAXTOR CORPORATION

To:	Maxtor Corporation
500 McCarthy Boulevard
Milpitas, California 95035
C/O Ms. Theresa Oatman

The undersigned hereby acknowledges receipt of a prospectus (the “Prospectus”) from Maxtor Corporation (the “Company”), in which the Company has offered to persons who purchased shares of the Company’s Common Stock through the Company’s Employee Stock Purchase Plan on August 16, 2004 and February 15, 2005 the right to rescind or continue their investment (the “Offer”).

Subject to the terms and conditions of the Offer and the instructions set forth below, the undersigned hereby elects:

☐ A. ACCEPTANCE OF RESCISSION OFFER; REQUEST FOR RESCISSION

1. The undersigned hereby irrevocably elects to accept the Offer to rescind the sale to the undersigned of (check applicable box):

☐ ALL shares purchased during the Offer, equal to       (fill in number) shares of Common Stock of the Company; or
☐ ALL of the shares purchased on       (fill in purchase date), equal to       (fill in number) shares of Common Stock of the Company;

and to receive (i) for all shares currently owned, an amount equal to (A) the price paid per share; plus (B) interest at eight percent (8%) per annum from the date of purchase through the expiration of the rescission offer; and (ii) for all shares sold prior to the date of the Prospectus, an amount equal to (A) the price paid per share; less (B) the proceeds from the sale of such shares, plus interest at eight percent (8%) per annum. As for shares sold prior to the date of the Prospectus, interest will be paid on (i) the amount originally paid for the shares from the date of purchase until the date of sale, and (ii) on the loss realized from the date of sale through the date the rescission offer expires. In both situations, interest will accrue on a monthly basis.

2. The undersigned (check applicable box):

☐ HAS; or
☐ HAS NOT;

sold all or a portion of the shares of Common Stock of the Company at a loss.

PROVIDE THE FOLLOWING INFORMATION FOR ALL SHARES (INCLUDING SHARES
PREVIOUSLY SOLD) YOU WISH TO RESCIND

SHARE
DATE	NUMBER	SHARE	CERTIFICATE
OF	OF	CERTIFICATE	HELD BY BROKER-DEALER
PURCHASE	SHARES	ENCLOSED	(i.e., E*TRADE)
		YES ☐ NO ☐	YES ☐ NO ☐
		YES ☐ NO ☐	YES ☐ NO ☐

TOTAL NUMBER OF SHARES BEING RESCINDED (including shares previously sold):

PROVIDE THE FOLLOWING INFORMATION ONLY IF YOU HAVE SOLD ALL
OR A PORTION OF YOUR SHARES

			TYPE OF	NAME AND
	NUMBER OF	AMOUNT OF	CONSIDERATION	ADDRESS OF
DATE OF	SHARES	CONSIDERATION	(IF OTHER THAN	ACQUIROR AND/OR
SALE	SOLD	RECEIVED	CASH)	MARKET TRANSACTION

Note: If you have sold shares of Common Stock to a third party prior to the date hereof in a bona fide transaction, please enclose herewith proof reasonably satisfactory to the Company evidencing the sale. Satisfactory proof of sale may take the form of appropriate documentation reflecting the sale and the sale price. If the proof of a bona fide sale is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale of Common Stock was a bona fide transfer of such shares.

     3. If the undersigned has physical possession of any certificates representing shares of the Company’s Common Stock being rescinded, the undersigned hereby encloses such certificates duly endorsed for transfer.

     4. If the undersigned DOES NOT have physical passion of any certificates representing shares of the Company’s Common Stock being rescinded, then, either:

A. the undersigned hereby represents that the certificates for all shares which have been identified above are held in an account at E*TRADE Financial Corporation, as facilitator of the Company’s 1998 Employee Stock Purchase Plan (the “Plan Facilitator”), and that the certificates are not currently and never have been in your physical possession.

Note: To the extent any such shares held by the Plan Facilitator are being rescinded pursuant to the Offer, the undersigned’s signature(s) must be guaranteed in the space provided on the last page of this Election Form. For shares subject to this rescission offer, the Company will be responsible for obtaining proper signatures from an authorized representative of E*TRADE Financial Corporation.

B. The undersigned hereby represents that the certificates for all shares which have been identified above are held in an account at       (fill in name of brokerage) (the “Individual ESPP Broker”), and that the certificates are not currently and never have been in your physical possession.

Note: To the extent any such shares held by an Individual ESPP Broker are being rescinded pursuant to the Offer, the undersigned’s signature(s) must be guaranteed by an appropriate representative of the Individual ESPP Broker in the space provided on the last page of this Election Form. For detailed instructions on how you can obtain a guarantee from your Individual ESPP Broker, please contact the Company’s Employee Information Center at (800) 411-6115.

     5. Subject to and effective upon receipt of the undersigned’s rescission payment in accordance with the terms of the Offer, the undersigned sells, assigns and transfers to the order of the Company all right, title and interest in and to all rescinded shares of the Company’s Common Stock as identified above, and orders the registration of any such shares that are held by the Plan Facilitator or other Individual ESPP Broker transferred to the order of the Company. The undersigned hereby represents that the undersigned is conveying all interests in the shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

     ☐ B. REJECTION IN WHOLE OR IN PART OF RESCISSION OFFER; AFFIRMATION OF INTENTION TO RETAIN COMMON STOCK.

     Except as indicated in A. above, the undersigned hereby affirms the undersigned’s intent to retain the shares of Common Stock of the Company acquired through the Company’s Employee Stock Purchase Plan, and elects NOT to accept the Company’s offer to repurchase such shares.

     Except as indicated in A. above, the undersigned understands that as a result of rejecting the Offer, the undersigned will continue to hold the shares of Common Stock of the Company acquired through the Company’s Employee Stock Purchase Plan.

     The undersigned understands and acknowledges that the rejection of the Offer is speculative in nature, involves investment risk. The undersigned understands all of the risk factors relating to an investment in the Company, including those set forth in the caption “Risk Factors” in the Prospectus.

SIGNATURES

THE UNDERSIGNED:

Print name of the undersigned and, (a) if shares are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if shares are held as joint tenants or as community property, the name(s) of the co-purchaser(s).

Dated:
Signature

Tax I.D./Soc. Sec. No.

Dated:	Signature (if joint account)

Tax I.D./Soc. Sec. No. (if joint account)

Employee I.D. Number(s)

Residence Address

City, State and Zip Code

Mailing Address (if different from residence)

City, State and Zip Code

Telephone Number

GUARANTEE OF SIGNATURES (Required only under the conditions specified in Item 4 above.)

Dated:	Authorized Guarantor Signature

Name(s)

Name of Firm

Address of Firm

City, State and Zip Code

Telephone Number

INSTRUCTIONS TO RESCISSION ELECTION FORM

1. GENERAL. The Rescission Election Form, as well as the accompanying Substitute Form W-9, should be properly filled in, dated and signed, and should be delivered to the Company at the address set forth on the first page of the Rescission Election Form. The method of delivery to the Company is at your option and risk, but if sent by mail, insured registered mail, return receipt requested, is recommended. Alternatively, you may intra-office mail the completed documents to Ms. Theresa Oatman at Maxtor’s Milpitas, California offices.

2. SIGNATURES. If the Rescission Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, the person signing must give such person’s full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded herewith. If the rescinded shares have been assigned by the registered holder, in which event the Rescission Election Form should be signed in exactly the same form as the name of the last transferee indicated on the books of the Plan Facilitator or Individual ESPP Broker or the transfers attached to or endorsed on the certificates.

3. STOCK CERTIFICATES AND SIGNATURE GUARANTEES.

     A. If you have physical possession of any certificates representing shares of the Company’s Common Stock being rescinded, such certificates must be enclosed with the completed Rescission Election Form, duly endorsed for transfer.

     B. If certificates for shares of the Company’s Common Stock being rescinded are being held by E*TRADE Financial Corporation, as facilitator of the Company’s Employee Stock Purchase Plan (the “Plan Administrator”), and the certificates are not currently and never have been in your physical possession: (i) your signature(s) on the last page of the Rescission Election Form, and (ii) E*TRADE Financial Corporation will transfer all such shares to the order of the Company with no further action by you.

     C. If certificates for shares of the Company’s Common Stock being rescinded are being held by a representative other than E*TRADE Financial Corporation, which we referred to earlier as an Individual ESPP Broker, and the certificates are not currently and never have been in your physical possession: (i) your signature(s) on the last page of the Rescission Election Form, and (ii) contact the Company’s Employee Information Center at (800) 411-6115 regarding procedures for securing the proper guarantees from a representative of your Individual ESPP Broker prior to submitting the Rescission Election Form to us.

4. PROOF OF SALE. Persons that have already sold shares subject to the Offer must enclose with the Rescission Election Form proof reasonably satisfactory to the Company evidencing the bona fide sale of such shares to a third party, including the purchase price for such shares. Satisfactory proof of the purchase price of such shares may take the form of a canceled check or a receipt from the broker, dealer or other person conducting such sale. The purchase price may have been paid in either cash or property. If the purchase price was paid in property, the price will be deemed to be the fair market value of such property at the time of the sale. If the proof of the purchase price is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale of such shares was a bona fide transfer to a third party.

5. TIME IN WHICH TO ELECT. To be effective, a Rescission Election Form, as well as the accompanying Substitute Form W-9, must be received by the Company no later than 11:59 P.M., Pacific Daylight Time on August ___, 2005 (the “Expiration Date”).

6. MISCELLANEOUS. In the case of acceptances of the Offer, the Company will begin mailing and delivering checks for rescission payments within approximately ten business days after the Expiration Date.

7. QUESTIONS. All questions with respect to this Rescission Election Form and the Offer (including questions relating to the timeliness or effectiveness of any election) will be determined by the Company, which determination shall be final and binding. All questions can be directed to the Company’s Employee Information Center at (800) 411-6115. The Employee Information Center is available twenty-four hours a day, seven days a week.

Payor’s Name: Maxtor Corporation.

Payee’s Name:

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part 1—TAXPAYER IDENTIFICATION NUMBER—FOR ALL ACCOUNTS, ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE BOX AT RIGHT. (FOR MOST INDIVIDUALS, THIS IS YOUR SOCIAL SECURITY NUMBER.) CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR

Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING, SEE THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 AND COMPLETE AS INSTRUCTED THEREIN.	Employer Identification Number Awaiting TIN ☐

Certification—Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest of dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

	Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE
IF YOU MARKED “AWAITING TIN” IN THE SPACE PROVIDED ABOVE

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld and retained until I provide a taxpayer identification number to the payor and that, if I do not provide my taxpayer identification number within sixty (60) days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature	Date

Name (please print)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give Payer—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Give the name and
Social Security
For this type of account:		number of:

1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor trustee(1)

	b. So called trust account that is not a legal or valid trust under State law	The actual owner(1)

5.	Sole proprietorship account and single-member limited liability companies (LLCs)	The owner(4)

6.	A valid trust, estate, or pension trust	Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(3)

Give the name and
Social Security
For this type of account:		number of:

7.	Corporate account	The corporation

8.	Religious, charitable, or educational organization account	The organization

9.	Partnership	The partnership(5)

10.	Association, club, or other tax exempt organization	The organization

11.	A broker or registered nominee	The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor’s name and furnish the minor’s social security number.
(3) List first and circle the name of the legal trust, estate, or pension trust.
(4) You must show your individual name, but you may also enter your business or “doing business” name. You may use either your Social Security number or your Employer Identification number.
(5) This also applies to LLCs with at least two members.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at your local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.

Payees Exempt from Backup Withholding

     Payees generally exempted from backup withholding on ALL payments include the following:

(1) A corporation.
(2) A financial institution.
(3) An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement plan or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.
(4) The United States or any agency or instrumentality thereof.
(5) A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
(6) A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
(7) An international organization or any agency, or instrumentality thereof.
(8) A registered dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
(9) A real estate investment trust.
(10) A common trust fund operated by a bank under Section 584(a) of the Code.
(11) An entity registered at all times under the Investment Company Act of 1940.
(12) A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

• Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
• Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
• Payments of patronage dividends where the amount received is not paid in money.
• Payments made by certain foreign organizations.
• Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

• Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.
• Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).
• Payments described in Section 6049(b)(5) of the Code to nonresident aliens.
• Payments on tax-free covenant bonds under Section 1451 of the Code.
• Payments made by certain foreign organizations.

An exempt payee should enter its name, check the box indicating “Exempt from backup withholding,” sign and date the form. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER THE APPROPRIATE COMPLETED INTERNAL REVENUE FORM W-8.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information—Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT
YOUR TAX CONSULTANT OR THE INTERNAL
REVENUE SERVICE.